Exhibit 10(f)

BANK OF AMERICA 401(k) RESTORATION PLAN
OFFICER’S CERTIFICATE

The undersigned, an authorized officer in the Global Human Resources Group of Bank of America Corporation (the “Company”), hereby certifies, determines and resolves that:

Merger of Countrywide Financial Corporation Supplemental Savings and Investment Deferred Compensation Plan. Section 5.6 of the Bank of America 401(k) Restoration Plan (the “Restoration Plan”) provides for Schedule 5.6 to the Restoration Plan, which sets forth the names of the plans that have merged with and into the Restoration Plan and their respective merger dates. In accordance with Section 5.6 of the Restoration Plan, the Global Human Resources Group has the authority to update Schedule 5.6 from time to time in order to document additional plan mergers and any special distribution or other rules with respect thereto. Attached hereto as Exhibit A is an updated Schedule 5.6 which (i) reflects the merger of the Countrywide Financial Corporation Supplemental Savings and Investment Deferred Compensation Plan with and into the Restoration Plan effective April 6, 2009 and (ii) specifies certain special rules with respect to those balances.

Dated: March 27, 2009	/s/ Mark S. Behnke
Mark S. Behnke
Global Compensation, Benefits and
Shared Services Executive
Bank of America Corporation

EXHIBIT A

SCHEDULE 5.6

MERGED PLANS AS OF APRIL 1, 2009

Plan Name	Date of Merger

C&S Policy Committee Supplemental Savings Plan	December 31, 2002

C&S Key Executive Supplemental Savings Plan	December 31, 2002

C&S/Sovran Supplemental Retirement Plan for Former Sovran Executives (Thrift Restoration Benefits)	December 31, 2002

First & Merchants Corporation Deferred Management Incentive Compensation Plan	March 31, 1993

Sovran Deferred Compensation Plan	March 31, 1993

NationsBank of Texas, N.A. Profit Sharing Restoration Plan	March 31, 1993

Thrift Plan Reserve Account Maintained Under the NationsBank Corporation and Designated Subsidiaries Supplemental Executive Retirement Plan	March 31, 1993

Bank South Executive Bonus Deferral Plan	July 1, 1996

Boatmen’s Bancshares, Inc. Executive Deferred Compensation Plan	December 31, 1997

Fourth Financial Corporation Executive Deferred Compensation Plan	December 31, 1997

NationsBank Corporation Key Employee Deferral Plan	April 1, 1998

Deferred compensation components of the NationsBank Corporation Executive Incentive Compensation Plan	April 1, 1998

Management Excess Savings Plan of Barnett Banks, Inc. and its Affiliates	December 31, 1998

BankAmerica Deferred Compensation Plan	June 30, 2000

BankAmerica Supplemental Retirement Plan	June 30, 2000

ABN AMRO Group Supplemental Savings Plan	April 1, 2008

Countrywide Financial Corporation Supplemental Savings and Investment Deferred Compensation Plan	April 6, 2009

I.	Special Rules Applicable to Former Participants of and Balances Merged from the ABN AMRO Group Supplemental Savings Plan (“SSP”):

(a)	Special Payment Elections: Each Participant with an account balance(s) merged from the ABN AMRO Group Supplemental Savings Plan (“SSP Account Balance(s)”) who was in the active service of a Participating Employer on April 1, 2008 was given the opportunity during 2008 to make a payment election applicable to the Participant’s SSP Account Balance(s). The Participant could elect from among the class year payment options set forth in Section 2.8(b), and such election was immediately effective. Notwithstanding the foregoing, such payment election was not applicable to any amounts otherwise payable in 2008 and did not cause any amounts to be paid in 2008 that would not otherwise be payable in such year. In the event a Participant covered by this Schedule 5.6(I)(a) failed to make a payment election with respect to the Participant’s SSP Account Balance(s), the payment method shall be a lump sum payment following Termination of Employment as set forth in Section 2.8(b). Any subsequent change to such payment election must comply with the requirements of Section 2.8(c). Payments pursuant to such election shall otherwise be subject to the requirements of Section 2.8, including the default lump sum payment rules of Section 2.8(d) and the special rules for certain “specified employees” pursuant to Section 2.8(i). Notwithstanding the foregoing sentence, no default lump sum payment was made pursuant to Section 2.8(d) if such payment would have caused any amounts to be paid in 2008 that would not otherwise have been payable in such year.

(b)	Payment Rule Applicable to Terminated SSP Participants The SSP Account Balance(s) of each Participant who was not in the active service of a Participating Employer on April 1, 2008 shall be paid to the Participant at the time and in the form applicable to the Participant’s account balance(s) under the SSP on March 31, 2008. Each such Participant shall not have the opportunity to make any subsequent change to the payment election applicable to the Participant’s SSP Account Balance(s) under the SSP on March 31, 2008 as provided in Section 2.8(c). In all other respects, each such Participant’s rights shall be determined under the Restoration Plan, and each such Participant shall be subject to all of the restrictions, limitations and other terms and provisions of the Restoration Plan, including the special rules for certain “specified employees” pursuant to Section 2.8(i), but excluding the default lump sum payment rules of Section 2.8(d).

(c)	Ongoing Restoration Plan Participation: No former participant in the SSP shall be eligible to otherwise participate in the Restoration Plan unless such participant becomes eligible to participate in the Restoration Plan under Section 2.1.

II.	Special Rules Applicable to Former Participants of and Balances Merged from the Countrywide Financial Corporation Supplemental Savings and Investment Deferred Compensation Plan (“SSIP”):

(a)	Payment Rule Applicable to SSIP Participants The account balance(s) merged from the Countrywide Financial Corporation Supplemental Savings and Investment Deferred Compensation Plan (“SSIP Account Balance(s)”) on April 6, 2009 shall be paid to each applicable Participant at the time and in the form applicable to the Participant’s account balance(s) under the SSIP on April 5, 2009. Each such Participant shall not have the opportunity to make any subsequent change to the payment election applicable to the Participant’s SSIP Account Balance(s) under the SSIP on April 5, 2009 as provided in Section 2.8(c). In all other respects, each such Participant’s rights shall be determined under the Restoration Plan, and each such Participant shall be subject to all of the restrictions, limitations and other terms and provisions of the Restoration Plan, including the special rules for certain “specified employees” pursuant to Section 2.8(i), but excluding the default lump sum payment rules of Section 2.8(d).

(b)	Ongoing Restoration Plan Participation: No former participant in the SSIP shall be eligible to otherwise participate in the Restoration Plan unless such participant becomes eligible to participate in the Restoration Plan under Section 2.1.